United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K-A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: July 27, 2003

Commission File Number: 0-32427

Lance Systems, Inc.

Utah	87-0386790

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1434 West Alabama, Houston TX	77006

(Address of principal executive offices)	(Zip Code)
(713) 524-8976
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:     None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Item 4. Changes in Registrant's Certifying Accountant. Reference is made to our previous Current Report on Form 8-K dated July 22, 2003

Item 7. Exhibits. Please see Exhibit 16.1 for consent letter from our previous Auditor.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Lance Systems, Inc.
Dated: July 27, 2003
by

s/John Spicer
John Spicer
Officer/Director

Exhibit 16.1

Letter of Previous Auditor:

No Disagreements

HJ & Associates, L.L.C.
Certified Public Accountants
50 South Main Street, Suite 1450 • Salt Lake City, Utah 84144
Telephone (801) 328-4408 • Fax (801) 328-4461

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

Dear Sir/Madam:

We have read the statements included in Item 4 in the Form 8-K dated July 25, 2003, of Lance Systems, Inc,. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein in so far as they relate to our audits for the years ended June 30, 2002 and 2001. During the most two recent fiscal years and later interim period through the termination of the client-auditor relationship, there were no disagreements of the type described under Item 304 (a)(1)(iv)(A) of the Regulation S-8.

Very truly yours,

/s/HJ & Associates, L.L.C.
HJ & Associates, L.L.C.

American Institute of Certified Public Accountants
SEC Practice Section Private Companies Practice Section